UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 13, 2012

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 13, 2012, JPMorgan Chase & Co. (the “Firm”) issued a press release stating that the Firm had reached a determination to restate the Firm’s previously-filed interim financial statements for the first quarter of 2012. The Firm reached the determination to restate on July 12, 2012, following management review of the matter with the Audit Committee of the Firm’s Board of Directors. See Item 4.02(a) below for additional information about the restatement and related matters. A copy of the Firm’s press release announcing the restatement and related matters is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Exhibit provided with this Form 8-K has been “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 13, 2012, JPMorgan Chase & Co. reported that it will restate its previously-filed interim financial statements for the first quarter of 2012. The restatement will have the effect of reducing the Firm’s reported net income for the 2012 first quarter by $459 million. The restatement relates to valuations of certain positions in the synthetic credit portfolio of the Firm’s Chief Investment Office. The Firm’s year-to-date principal transactions revenue, total net revenue and net income and the year-to-date principal transaction revenue, total net revenue and net income of the Firm’s Chief Investment Office (“CIO”) will remain unchanged as a result of the restatement. The Firm reached the determination to restate on July 12, 2012, following management review of the matter with the Audit Committee of the Firm’s Board of Directors on the same day.

The following summarizes the estimated effects of the restatement for the first quarter ended March 31, 2012:

Three months ended March 31, 2012	Previously Reported	Adjustment	Restated
	(dollars in million, except per share and percentage data)
Corporate/Private Equity sector:
Principal transactions revenue	$113	$(660)	$(547)
Total net revenue	1,689	(660)	1,029
Net income	(563)	(459)	(1,022)
Selected Consolidated Financial Information:
Basic Net income per share	$1.31	$(0.11)	$1.20
Diluted Net income per share	1.31	(0.12)	1.19
Return on Common Equity	12%		11%
Return on Tangible Common Equity	16%		15%

Principal transactions revenue	$3,382	$(660)	$2,722
Total net revenue	26,712	(660)	26,052
Net income	5,383	(459)	4,924

The restatement results from information that has recently come to the Firm’s attention in connection with management’s internal review of activities related to CIO’s synthetic credit portfolio. Under Firm policy, the positions in the portfolio are to be marked at fair value, based on the traders’ reasonable judgment as to the prices at which transactions could occur. As an independent check on those marks, the CIO’s valuation control group (“VCG”), a finance function within CIO, verifies that the traders’ marks are within pre-established price testing thresholds around external “mid-market” benchmarks and, if not, adjusts trader marks outside the relevant threshold. The thresholds consider market bid/offer spreads and are intended to establish a range of reasonable fair value estimates for each relevant position. At March 31, 2012, the trader marks, subject to the VCG verification process, formed the basis for preparing the Firm’s reported first quarter results.

However, the recently discovered information raises questions about the integrity of the trader marks, and suggests that certain individuals may have been seeking to avoid showing the full amount of the losses being incurred in the portfolio during the first quarter. As a result, the Firm is no longer confident that the trader marks used to prepare the Firm’s reported first quarter results (although within the established thresholds) reflect good faith estimates of fair value at quarter end.

The Firm has consequently concluded that the Firm’s previously-filed interim financial statements for the first quarter of 2012 should no longer be relied upon, and the Firm will be filing an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as soon as practicable, but not later than it files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. The financial statements included in the amended Quarterly Report on Form 10-Q will reflect adjusted valuations of the positions in the synthetic credit portfolio as of March 31, 2012, based upon external “mid-market” benchmarks, adjusted for liquidity considerations. While there are a range of acceptable values for such positions, the Firm believes this approach represents an objective valuation and is reasonable under the circumstances.

As a result of the restatement, the impact of the trading losses related to the synthetic credit portfolio on the Corporate/Private Equity sector during the first quarter will increase, as noted in the table above, but this increase will serve to reduce the impact of these losses on the Corporate/Private Equity sector during the second quarter by a corresponding amount. Accordingly, as noted above, CIO’s year-to-date principal transactions revenue, total net revenue and net income and the Firm’s year-to-date principal transactions revenue, total net revenue and net income will remain unchanged by the restatement.

The valuation errors had an immaterial effect on the Firm’s balance sheet. CIO’s Value at Risk model used, as inputs, independent marks for a majority of the positions in the synthetic credit portfolio and daily trader marks related to a limited number of positions in the portfolio. The

Firm believes that if CIO’s VaR were re-calculated for the first quarter of 2012, the re-computed CIO VaR numbers would not be materially different from those reported in the Firm’s Quarterly Report on Form 10-Q for the 2012 first quarter. At June 30, 2012, average VaR for CIO was $177 million for the quarter then-ended, and was $153 million for the six months then-ended. For the Firm, average total VaR was $201 million for the quarter ended June 30, 2012, and was $186 million for the six months ended June 30, 2012. For the same reason, the Firm believes the valuation irregularities had an immaterial impact on the Firm’s risk-weighted assets. However, as a result of the restatement, the Firm’s Basel I Tier I common ratio will be reduced by 4 basis points to 10.3% and its Estimated Basel III Tier I common ratio will be reduced by 3 basis points to 8.1%, at March 31, 2012.

Management has determined that a material weakness existed in the Firm’s internal control over financial reporting at March 31, 2012. During the first quarter of 2012, the size and characteristics of the synthetic credit portfolio changed significantly. These changes had a negative impact on the effectiveness of CIO’s internal controls over valuation of the synthetic credit portfolio. Management has taken steps to remediate the internal control deficiencies, including enhancing management oversight over valuation matters. The control deficiencies were substantially remediated by June 30, 2012.

Management’s internal review of these matters is ongoing. If the Firm obtains additional information material to its periodic financial reports, it will make appropriate disclosure.

Management has discussed these matters with its Board of Directors, and with the Special Committee of the Board of Directors that is reviewing management’s internal review. The Audit Committee has discussed the matters described in this Current Report with PricewaterhouseCoopers LLP, the Firm’s independent registered public accounting firm.

This Current Report on Form 8-K (including the Exhibits hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase and Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission and is available on JPMorgan Chase’s website (www.jpmorganchase.com) and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Douglas Braunstein
Douglas Braunstein
Executive Vice President and Chief Financial Officer
[Chief Financial Officer]

Dated: July 13, 2012

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 13, 2012